STOCK EXCHANGE AGREEMENT
Keystone Laboratories, Inc.

This Stock Exchange Agreement (Agreement) is entered into this 29th day of June, 1996, by and among PROACTIVE TECHNOLOGIES, INC., a Delaware corporation (hereinafter referred to as PTEK), and CLARK CAPITAL CORPORATION, an Oklahoma Corporation, (hereinafter collectively referred to as Clark).

WHEREAS, PTEK is the owner of record of one hundred per cent (100%) of the issued and outstanding shares of the Voting Common Stock (the Shares) of Keystone Laboratories, Inc. (the Company) and PTEK's desire to exchange all of their issued and outstanding shares of the Company for voting stock of PTEK, and PTEK wishes to acquire the Clarks' outstanding shares of PTEK as follows:

428,571 shares @ $3.50 per share

WHEREAS, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I.
EXCHANGE OF THE SHARES

1.1 Exchange. Subject to the terms and conditions hereof, at the Closing (as defined below), Clark agrees to assign, transfer, convey and deliver to PTEK, and PTEK agrees to acquire from Clark, 428,571 shares of PTEK voting common stock in exchange for all 3,000 shares of voting common stock of Keystone Laboratories, Inc. (the Exchange Shares).

1.2 Closing. The exchange shall be consummated at the Closing to take place at the office of the PTEK on or before June 30, 1996, unless otherwise mutually agreed upon by the parties.

     1.3  Exchange Shares.    The individual disbursement of Exchange Shares
shall be issued as follows:

     Clark Capital Corp       %           shares
     Richard T. Clark, Jr.    %           shares
     Joel C. Holt             %           shares
     G. David Gordon          %           shares
                              %           shares
                              %           shares


          TOTAL              100%          3,000

The PTEK Shares shall be registered and freely tradable at closing.

     1.4  Other Agreements.   Clark, and its assigns and agents as set forth
in Paragraph 1.3 above, agree to assign all of the shares of stock it is receiving of Keystone Laboratories, Inc. To PTEK until full payment of the Purchase Pirce is made under this Agreement.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

     2.1. Representations and Warranties of PTEK. PTEK represents and warrants to Clark as follows:

     A.) Organization. The Company is a corporation, duly incorporated, validly existing in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business.

     B.)  Authorized Capitalization.    The authorized capitalization of the
Company consists of Three Thousand  (3,000)  Shares of $0.00 par value Common
Stock, of which          (     ) shares have been issued and are outstanding.
The Shares have been duly authorized, validly issued, are fully paid are non assessable and have no liability attaching to the ownership thereof. To the best of PTEK's knowledge, the Company does not have any outstanding rights, call, options, which obligate it to issue any of its shares of Capital Stock, whether authorized or not. To the best of PTEK's knowledge, the Company is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity the right to participate, share in, or in any way, obligating the Company to distribute any portion of its income, profits or assets.

     C. Company's Financial Statements. To the knowledge of the PTEK, the Company's statements, dated June 30, 1996, are complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of the Company as of June 30, 1996. Except as disclosed in the financial statements, and special knowledge which may be known to Clark, or any of its principal or agents, PTEK is not aware of any material liabilities for which the Company is liable or will become liable in the future, other than liabilities arising in the ordinary course.

     D. Taxes. To the knowledge of PTEK, the Company has filed all taxes, state, federal, and local, as well as any other reports and returns which were required to be filed and there exists a substantial basis in law or fact for any positions taken in such reports. To the best of the knowledge of PTEK, there are no back taxes, penalties or interest due at this time. Clark agrees to assume any back taxes which may exist.

     E. Books and Records. To the knowledge of PTEK, the Company's books and records are complete and correct and have been maintained according to good business practices and accurately reflect in all material respects reflects the business, financial condition and results of the operation of the Company as set forth in the Company's Financial statements.

     F.   Insurance.     To the knowledge of PTEK, the Company has the
following insurance associated with its policies of general liability, fire and extended coverage, worker's compensation, products liability, property and indemnity and performance bonds and has delivered copies of same to Clark prior to execution upon request by Clark, and is not in default with any provisions thereof, and said insurance is sufficient for compliance by Company
with all requirements of law and all agreements affecting Company.   These
coverages will remain in full force and effect through Closing of this transaction and will not be affected by, terminate or lapse by reason of the transactions contemplated in this Agreement.

     G. Material Agreements. To the knowledge of PTEK, all material agreements, employment agreements, contracts or other material arrangement with any officer, director or shareholder of the Company or any relative of such person, or any agreements which would have a material affect on the business, financial condition, results of operation, assets, liabilities, or prospects of the Company have been disclosed to Clark prior to execution of this Agreement.

     H. Permits. To the knowledge of PTEK, all necessary permits, licenses, approvals, or other authorizations that are materially necessary for the conduct of its business will be shown to the Clark prior to execution, all of which are still in full force and effect and will continue to be owned by the Company after Closing.

     I.   Compliance.    To the knowledge of the PTEK, the Company is not in
violation of any federal, state or local law, ordinance or rule or regulation applicable to its business, nor has it received any actual or threatened complaint, notice or citation of violation from any governmental authority. Further, to the knowledge of the PTEK, the Company is in compliance with all applicable pollution control and environmental laws, rules and regulations in all material respects, and has no environmental licenses, permits or authorizations.

     J.   Litigation.    To the knowledge of PTEK, there are no actions,
suits, claims, complaints, proceedings pending or threatened against the Company or the Clark, or either of them, at law or in equity, and there are no facts which would provide a legitimate basis for any such action, suit or proceeding, which if decided against the Company, would have a materially adverse effect on the Company. Further, to the knowledge of the PTEK, there are no outstanding orders, judgments or decrees of any person or governmental authority which specifically affect the Company or any of its assets.

     K. Validity of existing contracts. To the knowledge of PTEK, all material contracts, agreements. Leases and licenses, which the Company is a party or by which any of its properties or assets are bound or affected, are valid and in full force and effect; and to the knowledge of PTEK, no breach or default exists, or upon giving timely notice, would exist on the part of the Company or of any other party.

     L. No material changes. Since June 30, 1996, there have been no actual or threatened developments of a nature that is materially adverse or materially adversely affects the business, financial condition of the business, its assets, liabilities or prospects.

     M.   Fees.     All negotiations relating to this Transaction has been
conducted in such a manner so as not to give rise to any finder's fees, broker's commissions, or advisory fees as a result of PTEK's conduct.

     N. Full Disclosure. To the knowledge of the PTEK, all statements of PTEK contained in this Agreement and other documentation delivered on behalf of PTEK to PTEK are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein no misleading in light of the circumstances under which they were made.There are no facts known to the Clark, which could have a materially adverse affect on the business, financial condition, results of operation, assets, liabilities, or prospects of the Company, which have not been disclosed to PTEK in this Agreement or its exhibits, or which are not known by Clark or any of its principals or agents.

     O. Title to the Shares. At Closing, PTEK shall own of record and beneficially the number of shares listed in Paragraph 1.3 of the Company, free and clear of all encumbrances, liens, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and authority to transfer said shares to PTEK. No person has any preemptive rights or rights of first refusal with respect to any of the shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the shares, nor are there any outstanding rights options, warrants, or calls with respect to the Shares.

2.2 Representations of the Warranties of Clark. Clark represents and warrants to Clark as follows:

     a. Organization. Clark is a corporation, duly incorporated, validly existing, and in good standing under the laws of the State of Oklahoma, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business.

     b.   Authority.     Clark has full power and authority to execute and
deliver this Agreement and to consummate and perform the transactions contemplated thereby. These agreements shall constitute legal and binding obligations on Clark, enforceab le in accordance with their terms.No consent or approval must be obtained from any other person or entity. Further, the consummation and performance of the transactions contained herein do not conflict with, require the approval of, result in a breach or default hereunder, or give to another any interest or right of termination, cancellation or acceleration, in or with respect to, any material agreement to which Clark is a party or by which Clark or any of its material assets or properties are affected.

     c.   Fees.     All negotiations relating to this Transaction has been
conducted in such a manner so as not to give rise to any finder's fees, broker's commissions, or advisory fees as a result of PTEK's conduct.

     d.   Full Disclosure.    To the knowledge of Clark, all statements of
Clark c ontained in this Agreement and other documentation delivered on behalf of Clark to PTEK are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein no misleading in light of the circumstances under which they were made.There are no facts known to Clark, which could have a materially adverse affect on the business, financial condition, results of operation, assets, liabilities, or prospects of Clark, which have not been disclosed to PTEK in this Agreement or its exhibits, or which are not known by Clark.

     e. Title to the Shares. At Closing, Clark shall transfer to PTEK of record and beneficially the number of PTEK's Exchange Shares listed in Paragraph 1.3, free and clear of all encumbrances, liens, pledges, claims, options, charges and assessments of any nature whatsoever. No person has any preemptive rights or rights of first refusal with respect to any of the Exchange Shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the Exchange Shares, nor are there any outstanding rights options, warrants, or calls with respect to the Exchange Shares.

ARTICLE III.
COVENANTS.

3.1 Covenants of PTEK. PTEK covenants and agrees that it will use its best efforts, subject to its obligations to the Company, from the date hereof to the closing without the prior written consent of Clark to cause the following to occur:

     a. Ordinary Course of Business. The Company will operate its business only in the ordinary course, and will use its best efforts to preserve the Company's business, organization, goodwill and relationships with persons having business dealings with the Company.

     b. Maintain Equipment and Properties. The Company will maintain all of its equipment and properties in good working order and repair, (reasonable wear and tear excepted) and will take all necessary steps to maintain in full force and effect its patents trademarks, trade names, goodwill and other intangible assets.

     c. Compensation and Indebtedness. The Company will not enter or alter any employment agreement or increase any compensation to any officer or employee or enter into any collective bargaining agreements. Also, the Company will not make any loans or enter into any transaction, agreement, arrangement or understanding of any material nature with any of its officers, directors, or employees. Further, the Company will not create, incur, assume or otherwise guarantee any obligation for borrowed money, indebtedness, lease, except in the ordinary course of business consistent with past practices.

     d. No Amendments. The Company will not amend its corporate charter, articles or bylaws without prior consent of Clark, and Company will maintain its corporate existence, licenses, permits powers, and rights in full force and effect.

     e. No Disposition or Encumbrance. Except in the ordinary course of business consistent with past practice, the Company will not dispose of any asset of the Company, or satisfy any liability or obligation, except for previously scheduled repayment of debt. Further, the Company will not cancel or compromise any debt or encumbrance, grant any rights under concessions, licenses, agreements, patents, inventions, technology or process with respect to any know-how, or modify or terminate any existing license, lease or contract.

     f.   Insurance.     The Company will maintain in effect all current
insurance policies.

     g. No dividends. The Company will not declare, set aside or pay any dividends or other distributions of any nature whatsoever.

     h. No Breach and Due Compliance. The Company will not do any act or omit to do any act which would cause a breach of any of its material contracts. Further, the Company will comply with all laws, regulations and rules applicable to it and to the conduct of its business. The Company will also not amend, terminate, or waive any material right, whether or not in the ordinary course of business, without prior written consent of Clark.

     I.   Notice of Change.   The Company will promptly advise Clark in
writing of any material adverse change, or of the occurrence of an event which involves any substantial possibility of a material adverse, in its business, financial condition, results of operations, assets, liabilities, or prospects.

3.2 Covenants of Clark. Clark covenants and agrees that it will, from the date hereof to the closing without the prior written consent of PTEK to cause the following to occur:

     a. Interest of Shares: Interest shall be calculated based on 1,500,000 @ 8.5% interest for the year, and shall be payable as set forth below together with the base number of shares or in cash, per the promissory note.

     b. Delivery of Shares. Deliver the common stock of PTEK as set forth in Paragraph 1 (a) to be delivered as follows: 72,000 shares of PTEK stock by July 31, 1996, and the balance to be delivered in four equal interest installments of 7,589 shares to be delivered on the following dates: October 31, 1996, January 31, 1997, May 31, 1997, and July 31, 1997. The principal payment of 356,571 shares is due July 31, 1997.

ARTICLE IV.
CONDITIONS PRECEDENT TO CLOSE

     The obligation of PTEK and Clark to close the Transaction contemplated hereunder is subject to fulfillment by the Clark and PTEK of each of the following conditions, which may be waived in whole or in part in writing:

4.1 Compliance with Representations, Warranties and Covenants. The representations and warranties of Clark and of the PTEK shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if made at Closing. The Clark and PTEK shall have performed all agreements, covenants and conditions required to be performed prior to Closing. The Company shall have complied with the statements in paragraph 3.1(a.) through 3.1(I.).

4.2 No Adverse Change. Subsequent to the date of this Agreement and the Closing, there shall have been no event which has had a material adverse effect upon the business, financial condition, results of operation, assets, liabilities or prospects of the Company or the PTEK.

4.3 No Legal Proceeding. No suit, action, or other legal or administrative proceeding before any court or other governmental agency shall be pending seeking to enjoin the consummation of this Transaction by any shareholder or director of the Company or of PTEK.

4.4 Documents to be Delivered by the Clark. The Clark shall have delivered the following:

     A. Stock certificates representing the Shares listed in Paragraph 1.3, duly endorsed to PTEK and in blank or accompanied by duly executed stock powers.

     B. Such other documents or certificates as shall be reasonably required by PTEK or its attorney to close or consummate the transaction.

4.5  Documents to be delivered by PTEK.

     A. Stock Certificates representing the Exchange Shares of Keystone Laboratories duly issued to Clark, or their agents or assigns.

     B. Such other documents or certificates as shall be reasonably required by Clark or its attorney to close or consummate the transaction.

ARTICLE V.
MISCELLANEOUS

5.1 Modification. PTEK and Clarks may amend, modify, or supplement this Agreement in any manner as they mutually agree only in writing.

5.2 Termination and Abandonment. This agreement may be terminated and the exchange of the shares may be abandoned before this Closing:

     a.   By the mutual consent of Clark, and PTEK.

     b. By PTEK, if the representations and warranties of Clark set forth shall not be accurate; or any of the conditions precedent set forth in
Article IV shall not have been satisfied in all material respects; or

     c. By Clark, if the representations and warranties of PTEK set forth herein shall not be accurate, or any of the conditions precedent set forth in
Article IV shall not have been satisfied in all materials respects.

     d. By any party not in default if the Closing shall not have occurred on or before August 31, 1996.

Termination shall be effective on the date of receipt of written notice specifying the reasons therefore.

5.3 Assignability. Clark or PTEK may not assign this Agreement without the express, prior, written consent of the other party.

5.4 Binding Effect. This Agreement, together with all other documentation delivered as exhibits or part of this transaction constitute the entire agreement between the parties. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, assigns of the parties hereto.

5.5 Applicable Law. This Agreement and Transaction is are made pursuant to and will be construed under, the laws of Florida.

5.6 Notices. All notices, requests, demands and other communication hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, certified return receipt requested to:

     a.)  If to PTEK, to:

          Proactive Technologies, Inc.
          Mark A. Conner, President
          7118 Beech Ridge Trail
          Tallahassee, Florida 32312
          Telephone: (904) 668-8500
          Fax:   (904) 668-9100

          With Copy to:

          Robert E. Maloney, Jr., Esquire
          8984 Eagle's Ridge Drive
          Tallahassee, Florida 32312
          Telephone: (904) 668-8500
          Fax (904) 668-9100


     b.)  If to Clark, to:

          Joel C. Holt
          Keystone Laboratories, Inc.
          1200 Biltmore Avenue
          Asheville, North Carolina
          Telephone: (800) 635-5765
          Fax: (704) 255-0525


          With Copy to:

          Rick Clark
          G. David Gordon, Esquire
          C/o Klenda, Gordon & Getchell, P.C.
          610 ONEOK Plaza
          100 West Fifth Street
          Tulsa, Oklahoma 74103
          Telephone: (918) 587-9191
          Fax: (918) 587-0054

Any change in addresses may be made provided written notice is given to the other parties.

5.7 Headings. The headings contained herein are for reference only and do not affect in any way the meaning or interpretation of this agreement.

5.8 Severability. If any one or more of the provisions of this Agreement shall, for any reason, be construed to be invalid, illegal or unenforceable under applicable law, this Agreement shall be construed as if the invalid, illegal or unenforceable provision had never been contained therein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

5.9 Attorneys Fees and Expenses. The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorneys' fees and expenses and court costs.

5.10 Integration. This Agreement and all documents and instruments executed pursuant hereto merge and integrate all prior agreements and representations respecting the transactions, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This agreement has been negotiated by and submitted to the scrutiny of both PTEK and Clark and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight to its having been drafted by either party.

5.11 Expenses. Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the undersigned parties have duly executed this Agreement on the date first written above.


                         PTEK
Witness                  PROACTIVE TECHNOLOGIES, INC.


                         By:__________________________
Witness                  Mark A. Conner, President


                         Clark Capital Corp.


Witness                  By:__________________________
                         Richard T. Clark, Jr.


Witness

PROMISSORY NOTE

$1,250,000.00

Tallahassee, FL
July 1, 1996
     FOR VALUE RECEIVED, We promise to pay, without defalcation, to the order of PROACTIVE TECHNOLOGIES, INC., a Delaware corporation, at 7118 Beech Ridge Trail, Tallahassee, Florida 32312, the sum of ONE MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100ths ($1,250,000.00) DOLLARS, which shall incur interest at the rate of eight and one half per cent (8 1/2%) per annum from date in one lump payment on or before the 31st day of July, l997, or sooner as described below, at which time the entire outstanding principal indebtedness, in the amount of ONE MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100ths DOLLARS ($1,250,000.00), together with interest, shall become due and payable at once.

     This principal shall be due and payable on the maturity date and be payable in either cash, cashier's check, money order, or common stock of Proactive Technologies, Inc. (AMEX:PTE). For purposes of this note PTE stock shall be valued at $3.50 per share.

     Interest payments on this note shall be due quarterly; specifically monthly payments of $26,562.50 or 7,589 shares of PTE stock shall be due and owing on October 1, 1996, January 31, 1997, May 31, 1997 and July 31, 1997.

     If default is made in the payment of the note when due, then, at the option of the holder, and without any further notice, the note shall be due and payable at once and said principal sum shall accrue interest from such time until paid at eighteen per cent (18%) or the highest rate allowable under the laws of the State of Florida, whichever is greater. Privilege is given to pay installments at any time prior to the maturity date, but this shall not extend the time of maturity of the note. Neither forbearance, nor acceptance by the holder hereof after default in any payment thereon, shall be deemed extension.

     We, or each us expressly, waive any claim of usury under Florida law, Federal law, or any other law or regulation of any other municipality, state, local or otherwise, should enforcement of any of the terms and conditions of this loan become necessary.

     Each maker, surety and endorser hereof, jointly and severally, waives demand, presentment, protest and notice of protest for nonpayment, and further agrees to any extension of time of payment, either before or after maturity, without notice to any of us; and to pay all costs of collection, including reasonable attorneys' fees in the event of default hereunder.

     If default be made in the payment of any of the sums or interest mentioned herein, or in any of the agreements contained herein, then the entire principal sum and accrued interest shall, at the option of the holder hereof, become at once due and collectible with notice, time being of the essence; Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.



By:                      By:
Clark Capital Corporation     Richard T. Clark, Jr.
 Richard T. Clark,  Jr.,
 President


By:                      By:
 Joel C. Holt            G. David Gordon